Exhibit 99.1

EMC ANNOUNCES PRELIMINARY FOURTH-QUARTER

FINANCIAL RESULTS IN LINE WITH PREVIOUS GUIDANCE

Expects Record Quarterly Revenues of Approximately $4 Billion;

Announces Program to Reduce Cost Structure by Approximately $350 Million in 2009,

Increasing to $500 Million in 2010

HOPKINTON, Mass. – January 7, 2009 – EMC Corporation (NYSE: EMC), the world leader in information infrastructure solutions, today announced that it expects fourth-quarter 2008 revenues of approximately $4 billion, representing an EMC record for quarterly revenue, approximately 8% revenue growth compared with the third quarter of 2008, and 4% growth over the same period a year ago. EMC also announced that it expects in the fourth quarter:

—	GAAP earnings per diluted share of $0.13 to $0.14, including the impact of a $0.10 restructuring charge, described below.

—	Excluding the restructuring charge, non-GAAP earnings per diluted share of $0.23 to $0.24.

—	Excluding the restructuring charge, stock-based compensation and intangible asset amortization, non-GAAP earnings per diluted share of $0.30 to $0.31[1].

These preliminary revenue and EPS results, excluding the effect of the charge, are in line with estimates the company provided on October 22, 2008.

“We are very pleased with our preliminary Q4 financial results,” said Joe Tucci, EMC Chairman, President and CEO. “We were able to generate all-time record revenue and strong sequential revenue growth against the backdrop of a challenging global economy. Customers are telling us that information infrastructure and virtualization products and solutions are at or very near the top of their IT spending priorities. This, coupled with the technological advantage and quality of EMC’s solutions and the strength of our sales and service organizations, helped us achieve our Q4 financial goals.”

To improve the competitiveness and efficiency of its global business, EMC also announced a restructuring program to further streamline the costs related to its Information Infrastructure business, which does not include VMware. EMC expects the program to reduce costs from its 2008 annualized rate by approximately $350 million in 2009, increasing to approximately $500 million in 2010. The program’s focus is to consolidate back office functions, field and campus offices; rebalance investments towards higher-growth products and markets; reduce management layers; and further reduce indirect spend on contractors, third-party services and travel. The restructuring program will reduce EMC’s global Information Infrastructure workforce by approximately 2,400 positions, or about 7% of its headcount as of September 30, 2008.

“We managed our costs and investments very carefully throughout 2008,” Tucci continued. “However, we believe this additional program will help us strike the right balance between achieving higher levels of efficiency and sustaining strong business agility and performance, without in any way compromising our ability to serve the needs of our customers over the long-term. We are very confident in the competitiveness of our products, services and solutions and the skill and determination of our workforce. Our goal is to position EMC for continued success throughout the downturn and for even greater success during the next economic growth cycle.”

As a result of the program, EMC will book a pre-tax restructuring charge of $248 million in the fourth quarter of 2008. After taxes, this charge is $200 million, or $0.10 per diluted share. EMC expects to record additional pre-tax restructuring charges of $100 million to $125 million across 2009 and 2010.

The program’s expected savings will come from both cost reductions and the transformation of several areas of EMC’s operational cost structure. As part of the program, EMC is undertaking several initiatives to transform the structural efficiency of how it operates worldwide. These initiatives will include the consolidation and movement of various facilities and processes beginning in 2009 and to be completed by the end of 2010. As part of these transformation efforts, the company expects to incur additional non-recurring, pre-tax transition costs of approximately $75 million to $100 million over this period; these investments are necessary to ramp up the new, more efficient capabilities ahead of switching over from the existing cost structure. EMC will break out these transition expenses in its financial results as they are incurred during the phase-in period.

Further details will be provided during EMC’s fourth quarter earnings call scheduled for January 27, 2009.

1 A restructuring charge of $0.10 per diluted share, stock-based compensation of $0.05 per diluted share and intangible asset amortization of $0.02 per diluted share are excluded from the non-GAAP earnings per diluted share of $0.30 to $0.31.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC is a registered trademark of EMC Corporation. VMware is a registered trademark of VMware, Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) the impact of any expense reduction initiatives; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

This release also contains estimates of our preliminary fourth-quarter financial information. We are continuing to review our financial and operating results, and actual results may differ materially from those contained herein. In particular, the preliminary fourth-quarter financial information could vary from the above estimates based on the final accounting.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the release, certain items noted (including, where noted, amounts relating to restructuring charges, stock-based compensation and intangible asset amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in this release to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.